PRESS RELEASE

deltathree Reports First Quarter 2010 Financial Results

New York, NY – May 7, 2010 – deltathree, Inc. (OTCBB: DDDC.OB), a global provider of Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, today announced financial results for the first quarter 2010, ended March 31, 2010.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “Our first quarter 2010 results reflect our ongoing focus on improving deltathree’s bottom line profitability levels, as we reduced the sequential quarterly GAAP net loss by more than 58 percent compared to the fourth quarter of 2009 and the company’s adjusted EBTIDA loss by more than 81 percent over the same period.  Material improvements in establishing a more efficient operational structure, as well as more effectively scaling costs to current revenue levels, form a stronger foundation upon which to ramp our digital video and voice services as well as extend the international reach of our next generation communications offerings.

“Looking ahead, we see solid opportunities for growth in the video phone market based on a rising demand for our video phone offerings as well as the continued successful rollout of our next generation digital video and voice solutions. During the first quarter we continued to increase the number of our video phone subscribers, building our service provider business in terms of providing digital video and voice services to consumers in the Asia Pacific region. With the current market for video phone services largely underpenetrated on a global basis, and with the widespread availability of quality high speed Internet access to global consumers and small businesses, we see a vast potential market to leverage our world-class international VoIP and video-over-IP network,” concluded Mr. Baruch.

For the first quarter of 2010, deltathree reported total revenues of $3.1 million compared with $5.3 million reported for the first quarter of 2009. The year-over-year decline in quarterly revenue was primarily related to the suspension of the operations of deltathree’s largest reseller customer in the fourth quarter of 2009 as well as higher levels of revenue from service provider customers in the first quarter of 2009.

First quarter 2010 GAAP net loss totaled $472,000, or $(0.01) per diluted share, compared to a GAAP net loss for the first quarter of 2009 of $441,000, or $(0.01) per diluted share.  First quarter 2010 non-GAAP adjusted EBITDA (as defined below) loss was $236,000, or $(0.00) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $119,000, or $(0.00) per diluted share, for the first quarter of 2009.

deltathree defines adjusted EBITDA as earnings before stock-based compensation, interest, income taxes, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of March 31, 2010, deltathree held approximately $1.5 million in cash, cash equivalents, restricted cash and short-term investments, and had negative working capital equal to approximately $2.3 million and negative stockholders’ equity equal to approximately $1.8 million. While deltathree’s cost-reduction activities continue to yield measurable improvements, the company is continuing to draw upon its cash reserves on a monthly basis.

On March 1, 2010, deltathree entered into a loan and security agreement with D4 Holdings, securing a line of credit in a principal amount of $1.2 million.  On March 2, 2010, and May 3, 2010, the company received $500,000 and $250,000, respectively, from D4 Holdings pursuant to notices of borrowing under the loan agreement. The credit line provides deltathree important near-term financial flexibility and reflects the confidence in the company held by D4 Holdings, the majority stockholder of deltathree and whose ownership includes the owners of ACN, Inc., an international direct seller of telecommunications services. The company is continuing to explore potential capital initiatives aimed at further strengthening its balance sheet and remedying its negative working capital.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a global provider of Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our dependence on a small number of key customers for a significant percentage of our revenue ; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Ziv Zviel
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	ziv.zviel@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,144	$1,514
Restricted cash and short-term investments	368	366
Accounts receivable, net	349	270
Prepaid expenses and other current assets	383	409
Inventory	29	29
Total current assets	2,273	2,588

Property and equipment, net	560	654
Deposits	76	67
Total assets	$2,909	$3,309

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital leases	$108	$144
Accounts payable and accrued expenses	1,540	1,912
Deferred revenues	644	657
Other current liabilities	1,752	1,868
Short-term loan from a related party	500	-
Total current liabilities	4,544	4,581

Long-term liabilities:
Capital leases, net of current portion	-	3
Severance pay obligations	152	150
Total long-term liabilities	152	153
Total liabilities	4,696	4,734

Stockholders' equity (deficiency):
Common stock, par value $0.001 per share - authorized: 200,000,000 shares; issued and outstanding: 72,030,505 at December 31, 2009, and 72,242,933 at March 31, 2010	72	72
Additional paid-in capital	174,434	174,324
Accumulated deficit	(176,293)	(175,821)
Total stockholders’ equity (deficiency)	(1,787)	(1,425)

Total liabilities and stockholders’ equity (deficiency)	$2,909	$3,309

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended March 31,
	2010	2009

Revenues	$3,065	$5,252

Costs and operating expenses:
Cost of revenues	2,500	4,211
Research and development expenses	133	123
Selling and marketing expenses	201	386
General and administrative expenses	577	721
Depreciation and amortization	118	274

Total costs and operating expenses	3,529	5,715

Loss from operations	(464)	(463)

Capital gain	-	14
Other non-operating income	-	15
Interest (expense) income, net	-	(1)

Loss before income taxes	(464)	(435)

Income taxes	8	6

Net loss	$(472)	$(441)

Net loss per share – basic and diluted	$(0.01)	$(0.01)

Basic and diluted weighted average number of shares outstanding	72,172,124	71,932,405

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)
	Three months ended March 31,
	2010	2009

Cash flows from operating activities

Net loss	$(472)	$(441)

Adjustments to reconcile loss for the period to net cash
used in operating activities:
Depreciation of property and equipment	118	274
Write-off of fixed asset	-	20
Stock-based compensation	110	41
Capital gain	-	(14)
Provision for losses on accounts receivable	3	105
Change in liability for severance pay, net	2	(46)
Exchange rates differences on deposits net	(9)	6

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(82)	(102)
Decrease in prepaid expenses and other current assets	26	32
Decrease in inventory	-	5
(Decrease) increase in accounts payable and accrued expenses	(372)	23
(Decrease) in deferred revenues	(13)	(19)
(Decrease) in other current liabilities	(116)	(168)
	(333)	157

Net cash (used in) operating activities	(805)	(284)

Cash flows from investing activities:
Purchase of property and equipment	(24)	(5)
Proceeds from disposal of property and equipment	-	60
(Increase) in short-term investments	(2)	-
Net cash (used in) provided by investing activities	(26)	55

Cash flows from financing activities:
Short-term loan from a related party	500	-
Proceeds from issuance of shares, net	-	1,070
Payment of capital leases	(39)	(35)
Net cash provided by financing activities	461	1,035

(Decrease) increase in cash and cash equivalents	(370)	806
Cash and cash equivalents at beginning of period	1,514	1,788
Cash and cash equivalents at end of the period	$1,144	$2,594

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$8	$6

Supplemental schedule of financing activities:
Cash received from:
Proceeds from issuance of shares	-	$1,170
Direct costs paid for services due to issuance of shares	-	$(100)
Total proceeds	$-	$1,070

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended March 31,
	2010	2009

Net loss in accordance with generally accepted accounting principles	$(472)	$(441)

Depreciation and amortization	$118	$274
Stock-based compensation	$110	$41
Interest (expense) income, net	-	$(1)
Income taxes	$8	$6

Adjusted EBITDA	$(236)	$(119)

Basic and diluted adjusted EBITDA per share	$(0.00)	$(0.00)

Basic and diluted weighted average number of shares outstanding	72,172,124	71,932,405

deltathree defines adjusted EBITDA as earnings stock-based compensation, interest, income taxes, depreciation and amortization.